FOR IMMEDIATE RELEASE
April 14, 2021

TEGNA Announces Record Preliminary First Quarter Results, Second Quarter Guidance

Record first quarter revenue, net income and Adjusted EBITDA driven by continued strength of subscription and advertising and marketing services revenues

Advertising and marketing services revenues in the first quarter expected to grow more than nine percent year-over-year

Raising full-year 2020 - 2021 free cash flow guidance while lowering expected year-end net leverage ratio

TEGNA will host a conference call to discuss its first quarter 2021 results on Monday, May 10, 2021 at 9:00 a.m. (ET)

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced preliminary financial results for the first quarter ended March 31, 2021.

PRELIMINARY FIRST QUARTER HIGHLIGHTS1

•Revenue is expected to be $727 million, up six percent year-over-year and at the high end of the range of prior guidance, driven by continued growth in subscription revenue and stronger-than-expected advertising and marketing services (“AMS”) revenues, which are expected to finish the quarter up more than nine percent.

•GAAP net income is expected to be $113 million or $0.51 per share. Non-GAAP net income is expected to be $115 million, up 23 percent year-over-year, and non-GAAP diluted earnings per share is expected to be $0.52, up 21 percent, reflecting the strong growth in Adjusted EBITDA.

•Adjusted EBITDA is expected to be $231 million, up nine percent year-over-year despite the impact of record political advertising revenues in the first quarter of last year, reflecting strong operational performance of TEGNA’s stations including on-going cost efficiency efforts, in addition to continued growth in subscription and AMS revenues. TEGNA’s expenses are expected to be in line with prior guidance.

•Free cash flow is expected to be $159 million, up 12 percent year over-year-year, driven by recent business performance including improving AMS revenues and continued strength of subscription revenues as well as the ongoing benefit of significant cost initiatives that have been under way for more than 24 months.

•TEGNA’s Board of Directors approved a 36 percent dividend increase resulting in a quarterly dividend of 9.5 cents per share, payable on July 1, 2021.

[1] “Prior guidance” reflects first quarter 2021 guidance provided in March 1, 2021 press release.

CEO COMMENT

“TEGNA had an exceptionally strong start to the year, with a record first quarter for revenue, net income and Adjusted EBITDA. We will meet guidance on all first quarter metrics, and are raising our full-year 2020 - 2021 free cash flow guidance, while lowering our expected year-end net leverage ratio,” said Dave Lougee, president and chief executive officer.

“TEGNA’s subscription revenues have continued to serve as a key driver of our underlying growth, producing high-margin, durable revenue. Our successfully negotiated retransmission agreements have allowed us to achieve leading Big Four affiliate retransmission rates and continued visibility into our subscription business. As a reminder, we expect net subscription profits to grow in the mid-to-high twenties percent in 2021. Our advertising and marketing services revenues have also not only returned to pre-pandemic levels, but are expected to be up more than nine percent year-over-year for the first quarter.

“The recent announcement of the 36 percent increase in our dividend beginning this July, closely following the reauthorization of our share repurchase program, reflects our commitment to returning value to our shareholders in the form that makes the most sense based on market conditions. Our Board took these actions due to the strength of our current and expected future cash flows and our balance sheet.

“Our expectations for continued growth and value creation are evident in our second quarter guidance as well as our updated full year 2021 guidance. We look forward to providing more detail on the key drivers of our recent and expected performance along with updates on our strategic initiatives during our first quarter earnings call.”

SECOND QUARTER AND FULL YEAR 2021 OUTLOOK

In the second quarter of 2021, TEGNA results are expected to continue to be supported by the growth drivers of strong subscription revenue and the recovery of advertising and marketing services revenue.

TEGNA expects to have elevated second quarter cash tax payments of $120 - $125 million due to our record 2020 results.

For the second quarter of 2021, the company expects:

Second Quarter 2021 Key Guidance Metrics Reflects expectations relative to second quarter 2020 results

Total Company GAAP Revenue	+Mid-to-High Twenties percent
Total Non-GAAP Operating Expenses	+Low-Double Digits percent
Non-GAAP Operating Expenses (excluding programming)	+Low-Double Digits percent

TEGNA has also updated its guidance for free cash flow as a percentage of estimated combined 2020-2021 revenue, and its guidance for the 2021 net leverage ratio. TEGNA is reaffirming all other 2021 guidance metrics announced on January 6, 2021:

Full-Year 2021 Key Guidance Metrics

Subscription Revenue Growth	'+Mid-to-High teens percent (relative to full year 2020)
Corporate Expenses	$44 - 48 million
Depreciation	$62 - 66 million
Amortization	$60 - 65 million
Interest Expense	$187 - 192 million
Capital Expenditures (Non-recurring capital expenditures*)	$64 - 69 million (including $20 - 22 million non-recurring*)
Effective Tax Rate	24.0 - 25.0%
Net Leverage Ratio	Low 3x
Free Cash Flow as a % of est. combined 2020/2021 Revenue	21.0 - 22.0%

* Non-recurring capital expenditure amount was provided on March 1, 2021 as supplemental guidance to the previously reported full-year 2021 guidance.

Use of Non-GAAP Information:

We use non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies. Management and our Board of Directors use the non-GAAP financial measures for the purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses Non-GAAP measures, such as Adjusted EBITDA and non GAAP net income, non-GAAP EPS and free cash flow, to evaluate management’s performance. We believe that each of these non-GAAP measures provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. We also believe these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

“Adjusted EBITDA,” a non-GAAP financial performance measure, is defined as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity income (loss) in unconsolidated investments, net, (5) other non-operating items, net, (6) advisory fees related to activism defense (7) spectrum repacking reimbursements and other, net, (8) depreciation and (9) amortization.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•it does not reflect our income tax expense or the cash requirements to pay our taxes; and
•other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Non-GAAP EPS, also a non-GAAP measure, is GAAP EPS adjusted to remove the impact of “special items” consisting of spectrum repacking reimbursements and advisory fees related to activism defense. We believe that such expenses and reimbursements are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and reimbursements in the future, we believe that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

This announcement of preliminary results also discusses free cash flow, a non-GAAP financial performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments and

(5) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The company is furnishing guidance with respect to non-GAAP operating expenses for the second quarter of 2021. Non-GAAP operating expenses includes adjustments to remove the impact of “special items” from operating expenses reported on a GAAP basis. Our future GAAP financial results will likely include the impact of special items. Special items may include among other items, gains (losses) on asset sales, advisory fees related to activist defense and deferred tax valuation allowance adjustments. The impact of future special items may be material. The company is unable to provide, without unreasonable efforts, forward looking information on a GAAP basis, because it is unable to project the impact of special items on a prospective basis.

All of the data presented above is preliminary and unaudited and subject to further internal review by management. We expect to complete our reviews prior to our scheduled earnings release on May 10, 2021 and will reflect any updates in the earnings release. The preliminary financial data has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP, our external audit firm, has not audited, reviewed, compiled, nor applied agreed-upon procedures with respect to this preliminary financial data, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Below are reconciliations of the non-GAAP numbers presented in this press release to the most directly comparable preliminary estimated financial measure calculated in accordance with GAAP (in thousands, except per share amounts):

	Quarter ended March 31, 2021
	Net Income	Net income per share - diluted
Preliminary Net Income (GAAP basis)	$112,832	$0.51

Operating special items, net of tax (1)	2,363	$0.01

Preliminary Net Income (non GAAP basis)	$115,195	$0.52

	Quarter ended March 31, 2021
Preliminary Net Income attributable to TEGNA Inc. (GAAP basis)	$112,617
Plus: Net Income attributable to noncontrolling interest	215
Plus: Provision for income taxes	35,614
Plus: Interest expense	46,485
Plus: Equity loss in unconsolidated investment	1,329
Less: Other non-operating items, net	(330)
Plus: Operating special items (1)	3,176
Plus: Depreciation expense and amortization and intangible assets	31,656
Preliminary Adjusted EBITDA (non-GAAP basis)	$230,762

(1) Comprised of expenses associated with advisory fees related to activism defense, partially offset by spectrum repacking reimbursements.

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

Quarter ended March 31, 2021

Preliminary Net income attributable to TEGNA Inc. (GAAP basis)	$112,617
Plus: Provision for income taxes	35,614
Plus: Interest expense	46,485
Plus: Depreciation	15,896
Plus: Amortization	15,760
Plus: Equity loss in unconsolidated investments, net	1,329
Plus: Net income attributable to redeemable noncontrolling interest	215
Plus: Operating special items (1)	3,176
Plus : Stock-based compensation	8,761
Plus: Company stock 401(k) contribution	5,304
Plus: Syndicated programming amortization	16,977
Plus: Cash dividend from equity investments for return on capital	1,357
Plus: Cash reimbursements from spectrum repacking	1,423
Plus: Other non-operating items, net	(330)
Plus: Tax receipts from refunds, net of tax payments	33
Less: Syndicated programming payments	(15,721)
Less: Pension contributions	(935)
Less: Interest payments	(76,045)
Less: Purchases of property and equipment	(13,185)
Preliminary Free cash flow (non-GAAP basis)	$158,731

(1) Comprised of expenses associated with advisory fees related to activism defense, partially offset by spectrum repacking reimbursements.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

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For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

For investor inquiries, contact:
Doug Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com